STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/09/1998
                                                          981429986 - 2336362






                         RESTATED CERTIFICATE OF TRUST
                                       FOR
                          NEUBERGER BERMAN INCOME TRUST
                   (FORMERLY NEUBERGER & BERMAN INCOME TRUST)

This Restated Certificate of Trust is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12 Section 3801 et seq.) and sets forth the following:

1.    The name of the trust: NEUBERGER BERMAN INCOME TRUST

2. The name under which the trust was originally formed: Neuberger & Berman Income Trust

3.    The date of filing of the original certificate of trust: May 11, 1993

4. The business address of the registered office of the Trust and of the registered agent of the Trust is:

                  Corporation Service Company
                  1013 Centre Road
                  Wilmington, Delaware  19805
                  New Castle County

5.    This Restated Certificate of Trust is effective upon filing.

6. The Trust is a Delaware business trust registered under the Investment Company Act of 1940. Notice is hereby given that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

IN WITNESS WHEREOF, the undersigned, being a Trustee, has executed this Restated Certificate of Trust of Neuberger Berman Income Trust this 6th day of Nov., 1998.

                              /s/ Stanley Egener
                              -------------------------------------

                              Stanley Egener, as Trustee and not individually

                              Address:  605 Third Avenue
                                        New York, NY 10158

STATE OF NEW YORK
CITY OF NEW YORK

      Before me this 6 day of Nov., 1998, personally appeared the above-named Stanley Egener, known to me to be the person who executed the foregoing instrument and who acknowledged that he executed the same.


                                    /s/ Loraine Olavarria
                                    -------------------------------------
                                    Notary Public

                                                  LORAINE OLAVARRIA
                                           Notary Public, State of New York
                                                    No. 03-4979299
                                              Qualified in Nassau County
                                              Commission Expires 4-15-99

My commission expires  4-15-99
                      -------------

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE   PAGE 1




      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "NEUBERGER & BERMAN INCOME TRUST", CHANGING ITS NAME FROM "NEUBERGER & BERMAN INCOME TRUST" TO "NEUBERGER BERMAN INCOME TRUST", FILED IN THIS OFFICE ON THE NINTH DAY OF NOVEMBER, A.D. 1998, AT 9 O'CLOCK A.M.




                                     [SEAL]





                              [SEAL]      /s/ Edward J. Freel
                                          -----------------------------------
                                          EDWARD J. FREEL, SECRETARY OF STATE
2336362  8100                             AUTHENTICATION:  9395599
98142986                                               DATE:  11-09-98